                                                                       EXHIBIT 5



                                    May 14, 1999


CB Richard Ellis Services, Inc.
200 North Sepulveda Boulevard
El Segundo, California 90245-4380


Dear Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CB Richard Ellis Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the Company's 1999 Equity Incentive Plan and 1,000,000 shares of Common Stock issuable pursuant to the Company's 1999 Employee Stock Option Plan (collectively, the "Plans"), it is my opinion that such shares of Common Stock, when issued in accordance with the Plans, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              /s/ Walter V. Stafford

                              Walter V. Stafford

                                      -1-